UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2018

MERIDIAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36573	46-5396964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2018, the Board of Directors of Meridian Bancorp, Inc. (the “Company”) appointed Peter F. Scolaro to the Board of Directors of the Company. It has not been determined at this time which committees of the Board of Directors, if any, Mr. Scolaro will be added to.

There are no arrangements or understandings between Mr. Scolaro and any other person pursuant to which the individual became a director. Mr. Scolaro is not a party to any transaction with the Company or East Boston Savings Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Scolaro will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in “Director Compensation-Meeting Fees for Non-Employee Directors” in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 24, 2017, and is eligible to receive awards under the Company’s 2015 Equity Incentive Plan.

Item 9.01	Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN BANCORP, INC.

DATE: January 25, 2018	By:	/s/ Mark L. Abbate
Mark L. Abbate Executive Vice President, Treasurer and Chief Financial Officer